Exhibit 99.1

mmitm
Environmental Solutions
(A Business of Stericycle, Inc.)

Combined Financial Statements
As of and for the year ended December 31, 2019

Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS
Audited Financial Statements:

Report of Independent Auditors	1
Combined Statement of Loss for the Year Ended December 31, 2019	2
Combined Balance Sheet as of December 31, 2019	3
Combined Statement of Cash Flows for the Year Ended December 31, 2019	4
Combined Statement of Parent Company Net Investment for the Year Ended December 31, 2019	5
Notes to the Combined Financial Statements	6

Environmental Solutions (A Business of Stericycle, Inc.)

Exhibit 99.1

Report of Independent Auditors
The Board of Directors of Stericycle, Inc. and Subsidiaries:

We have audited the accompanying combined financial statements of Environmental Solutions (a business of Stericycle, Inc.), which comprise the combined balance sheet as of December 31, 2019, and the related combined statement of loss, parent company net investment, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Environmental Solutions (a business of Stericycle, Inc.) at December 31, 2019, and the combined results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/: Ernst & Young LLP
Indianapolis, Indiana
May 27, 2020

Environmental Solutions (A Business of Stericycle, Inc.)                    1

Exhibit 99.1
Environmental Solutions
(A BUSINESS OF STERICYCLE, INC.)

Combined Statement of Loss

In thousands
Year ended December 31, 2019
Revenues	$568,587
Cost of revenues	462,590
Gross profit	105,997
Selling, general and administrative expenses	109,036
Loss from operations	(3,039)
Other expense:
Interest expense	97
Other expense, net	939
Total other expense	1,036
Loss before income taxes	(4,075)
Income tax expense	409
Net loss	$(4,484)

The accompanying notes are an integral part of these combined financial statements.

Environmental Solutions (A Business of Stericycle, Inc.)                    2

Exhibit 99.1
Environmental Solutions
(A BUSINESS OF STERICYCLE, INC.)

Combined Balance Sheet

In thousands
December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$—
Accounts receivable, less allowance for doubtful accounts of $10,538	133,014
Prepaid expenses	684
Other current assets	6,173
Total Current Assets	139,871
Property, plant and equipment, less accumulated depreciation of $50,175	76,547
Goodwill	229,064
Intangible assets, less accumulated amortization of $54,216	180,571
Other assets	2,798
Total Assets	$628,851

LIABILITIES AND PARENT COMPANY NET INVESTMENT
Current Liabilities:
Current portion of acquisition notes payable	$3,320
Accounts payable	37,004
Accrued liabilities	39,772
Other current liabilities	2,896
Total Current Liabilities	82,992
Long-term acquisition notes payable, net	480
Deferred income taxes	22,473
Long-term environmental liabilities	24,817
Other liabilities	7,449
Total Liabilities	138,211

Parent company net investment	490,640
Total Liabilities and Parent Company Net Investment	$628,851

The accompanying notes are an integral part of these combined financial statements.

Environmental Solutions (A Business of Stericycle, Inc.)                    3

Exhibit 99.1
Environmental Solutions
(A BUSINESS OF STERICYCLE, INC.)

Combined Statement of Cash Flows

In thousands
Year ended
December 31, 2019
OPERATING ACTIVITIES:
Net loss	$(4,484)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation expense	2,607
Depreciation	8,733
Amortization	9,142
Deferred income taxes	8
Asset disposal charges	162
Changes in operating assets and liabilities:
Accounts receivable	5,171
Accounts payable	(3,135)
Accrued liabilities	693
Prepaid expenses	351
Other assets and liabilities	(631)
Net cash provided by operating activities	18,617
INVESTING ACTIVITIES:
Proceeds from the sale of fixed assets	97
Capital expenditures	(11,650)
Net cash used in investing activities	(11,553)
FINANCING ACTIVITIES:
Repayments of acquisition notes	(6,108)
Net transfers to Parent	(956)
Net cash provided (used in) financing activities	(7,064)
Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of year	—
Cash and cash equivalents at end of year	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid during the year, net of refunds	$348
Accrued capital expenditures	660
Interest paid during the year	141

Environmental Solutions (A Business of Stericycle, Inc.)                    4

Exhibit 99.1
Environmental Solutions
(A BUSINESS OF STERICYCLE, INC.)

Combined Statement of Parent Company Net investment

In thousands
Parent Company Net Investment
Balance at January 1, 2019	$493,473
Net loss	(4,484)
Stock compensation expense	2,607
Net transfers to Parent	(956)
Balance at December 31, 2019	$490,640

The accompanying notes are an integral part of these combined financial statements.

Environmental Solutions (A Business of Stericycle, Inc.)                    5

Exhibit 99.1
Environmental Solutions
(A BUSINESS OF STERICYCLE, INC.)

Notes to the Combined Financial Statements
Amounts In thousands, unless otherwise specified
Unless the context requires otherwise, "we," "us" or "our" refers to Environmental Solutions. All quantitative disclosures will be noted in USD thousands in the following footnotes unless otherwise stated.

NOTE 1 ‐ DESCRIPTION OF BUSINESS
On February 6, 2020, Stericycle, Inc. (“Stericycle” or the “Parent”) entered into a Stock Purchase Agreement (the “Agreement”) with Harsco Corporation (“Harsco” or “Buyer”) to sell Environmental Solutions (“ESOL,” the “Company,” or the “Business”). The Agreement provides for the divestiture of the Stericycle’s Domestic Environmental Solutions business exclusive of the Company’s healthcare hazardous waste services and unused consumer pharmaceutical take-back services, however amounts associated with these services are included in these financial statements. Stericycle completed the sale on April 6, 2020 for approximately $462.5 million (subject to customary adjustments for working capital and other adjustments).
ESOL provides comprehensive environmental solutions including hazardous, industrial, pharmaceutical, and retail waste services. ESOL’s waste management programs deliver solutions including transportation, treatment, storage, and disposal of hazardous and non-hazardous waste, lab packing, technical on-site services and emergency spill response.
Additionally, ESOL provides both Resource Conservation and Recovery Act (“RCRA”) Laws and Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) regulated hazardous waste recycling, treatment, and disposal services to many large and small industrial generators throughout the United States. The Company has invested extensive capital resources into hazardous waste recycling, treatment, and reduction capabilities within a network of permitted facilities.
The Company provides hazardous waste services to diverse end-markets, including Manufacturing and Industrial (M&I), Retail, and Healthcare, in all 50 states. The scope of services for individual clients ranges from simple transportation and disposal to full turnkey management of wastes. We customize our service offering to the requirements specified by our clients. Our turnkey services include full time on-site employee(s) to identify, profile, segregate, store, and package waste, perform audits of waste storage areas, transport and dispose of waste, and collaborate with clients to implement waste reduction and sustainability strategies.
Historically, we have utilized an acquisition strategy as a steady and efficient way to scale operations, build critical customer density for transportation and treatment operations, and enter new markets or geographies, as well as provide opportunities to introduce our additional services to the acquired customers. In our early history, acquisitions were a key strategy to rapidly building our customer base and route density in the United States.

NOTE 2 ‐ BASIS OF PRESENTATION
The accompanying carve-out financial statements of ESOL (“Combined Financial Statements”) have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).
Throughout the period covered by the Combined Financial Statements, ESOL operated as a business of Stericycle. Consequently, standalone financial statements have not been historically prepared for the Company. The accompanying Combined Financial Statements have been prepared from Stericycle's historical accounting records and are presented on a standalone basis as if the operations had been conducted independently from Stericycle for the year-end period presented. ESOL does not operate as a separate, standalone entity and is comprised of certain Parent wholly-owned legal entities for which ESOL is the sole business and components of legal entities in which ESOL operates in conjunction with other Parent businesses. For the shared entities for which discrete financial information was not available, allocation methodologies were applied to certain accounts to allocate amounts to ESOL as discussed further in Note 4-Relationship with Parent and Related Entities. There is no direct ownership relationship among the other various legal entities comprising ESOL. Accordingly, Parent Company Net Investment in these operations is shown in lieu of Stockholder’s Equity in the Combined Financial Statements and represents the Parent’s interest in the recorded net assets of the Company. The Combined Financial Statements include the historical operations, assets, and liabilities of the entities that are considered to comprise the Company’s business.
The Combined Statement of Loss includes all revenues and costs directly attributable to the Company, including costs for facilities, functions, and services used by ESOL. The results of operations also include allocations of (i) costs for administrative functions

Environmental Solutions (A Business of Stericycle, Inc.)                    6

Exhibit 99.1

and services performed on behalf of the Company by centralized corporate functions within Stericycle; and (ii) Stericycle’s general corporate expenses. See Note 4 - Relationship with Parent and Related Entities for a description of the allocation methodologies employed. As more fully described in Note 3-Summary of Significant Accounting Policies and Note 10-Income Taxes, current and deferred income taxes and related tax expense have been determined based on the standalone results of the Company by applying Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”), issued by the Financial Accounting Standards Board (“FASB”), to ESOL operations in each jurisdiction as if it were a separate taxpayer (i.e. following the separate return methodology).
All charges and allocations of cost for facilities, functions, and services performed by Stericycle have been deemed paid by ESOL to Stericycle in the period in which the cost was recorded in the Combined Statement of Loss. The ESOL portion of current income taxes payable is deemed to have been remitted to Stericycle in the period the related tax expense was recorded. The ESOL portion of current income taxes receivable is deemed to have been remitted to ESOL by Stericycle in the period to which the receivable applies only to the extent that a refund of such taxes could have been recognized by ESOL on a standalone basis under the law of the relevant taxing jurisdiction.
Stericycle uses a centralized approach to cash management and financing for most of its operations. Accordingly, no centrally managed amounts of the cash, cash equivalents, external debt facilities supporting operating capital, or related interest expense of the Parent have been allocated to ESOL in the Combined Financial Statements. Transactions between Stericycle and ESOL are accounted for through Parent Company Net Investment (see Note 4 - Relationship with Parent and Related Entities for additional information). Transactions between Stericycle and ESOL are deemed to have been settled immediately through Parent Company Net Investment. There is no cash balance presented in the Combined Balance Sheets as there is no cash managed and controlled by the Company after cash from operations is transferred to the centralized cash management pool of the Parent. The debt and associated interest expense included in the Combined Balance Sheets reflect acquisition notes specifically attributable to, and legal obligations, of the Company.
All of the allocations and estimates in the Combined Financial Statements are based on assumptions that management of Parent and the Company believe are reasonable. However, the Combined Financial Statements included herein may not be indicative of the financial position, results of operations, and cash flows of the Company in the future or if the Company had been a separate, standalone entity during the year presented. Actual costs that would have been incurred if the Company had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, such as the division of shared services in corporate stewardship, legal, finance, human resources, information systems, and marketing, among others. The Company believes that the Combined Financial Statements include all adjustments necessary for a fair presentation of the Company.

NOTE 3 ‐ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The significant accounting policies described below, together with the other notes that follow, are an integral part of the Combined Financial Statements.

a)	Basis of Combination:
In preparing the Combined Financial Statements, all significant intercompany accounts and transactions within the Company have been eliminated. All significant intercompany transactions with the Parent are deemed to have been settled in the period incurred through Parent Company Net Investment.

b)	Use of Estimates:
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Some areas where we make estimates include our allowance for doubtful accounts, credit memo reserve, accrued employee health and welfare benefits, environmental liabilities, stock compensation expense, income tax liabilities, accrued auto and workers’ compensation insurance claims, and intangible asset valuations. Such estimates are based on historical trends and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from our estimates.
Generally, standalone financial statements should reflect a “reasonable” basis of allocation of corporate overhead costs from the Parent or other units within the organization providing services to the business. What constitutes “reasonable” is, in part, a matter of judgment and requires use of estimates. The allocation of corporate overhead costs from the Parent reflects consideration by management of the incremental overhead costs required to do business as a standalone entity. To the extent needed, management applied direct expenses of the Business to the standalone carve-out financial statements. For the expenses which could not be specifically attributed to a specific business, management allocated a portion of the expense to the Business’s standalone financial statements using the proportional allocation method. Allocation metrics were selected

Environmental Solutions (A Business of Stericycle, Inc.)                    7

Exhibit 99.1

by management based on how the Parent’s businesses use or benefit from the functional costs, including revenue by business, personnel headcount, etc. For more information regarding corporate cost allocation see Note 4 - Relationship with Parent and Related Entities.
To the extent it is unclear whether a particular asset or liability should be considered an ESOL acquired asset or a Stericycle acquired asset, or an ESOL assumed liability or a Stericycle assumed liability, as the case may be (such as allocation of accounts receivable and accounts payable to a particular site), the Company’s management has worked in good faith to reasonably assign such assets or liabilities to the Company, where appropriate.

c)	Revenue from Contracts with Customers:
In accordance with Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”), revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these good or services. Revenue is recognized net of revenue-based taxes assessed by governmental authorities.
The Company provides regulated and compliance services, which include the collection and processing of regulated and specialized waste for disposal. The associated activities for each of these are a series of distinct services that are substantially the same and have the same pattern of transfer over time; therefore, the respective services are treated as a single performance obligation.
The Company recognizes revenue by applying the right to invoice practical expedient as our right to consideration corresponds directly to the value provided to the customer for performance to date. Revenues from Hazardous Waste Solutions and Manufacturing and Industrial Services are recognized at the time the waste is received by a facility with an appropriate permit, either our processing facility or a third party.
Certain Stericycle customers receive services from both ESOL and another business of Stericycle, Healthcare Compliance Solutions (“HCS”). ESOL revenue pertaining to these services are generally invoiced centrally through HCS billing systems providing customers with a consolidated invoice from Stericycle. The portion of revenue pertaining to ESOL services has been attributed to the Company and is reflected as third-party revenue in the Combined Statement of Loss.

d)	Accounts Receivable and Allowance for Doubtful Accounts:
Accounts receivable are recorded when billed or when goods or services are provided. The carrying value of our receivables is presented net of an allowance for doubtful accounts. We estimate our allowance for doubtful accounts based on past collection history and specific risks identified among uncollected amounts. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. Past-due receivable balances are written off when our internal collection efforts have been exhausted.
No single customer accounts for more than approximately 10% of our accounts receivable or approximately 10% of total revenues. During the year ended December 31, 2019, bad debt expense was $4,826.

e)	Contract Liability:
We record a contract liability when cash payments are received or due in advance of our services being performed, which is classified as current in Other current liabilities on the Combined Balance Sheet since the amounts are earned within a year. The contract liability at December 31, 2019 was $2,609.

f)	Contract Acquisition Costs:
Incremental direct costs of obtaining a contract, which primarily represent sales incentives, are deferred and amortized to Selling, general and administrative expenses (“SG&A”) over the estimated period of benefit to be derived from the cost.

g)	Cash and Cash Equivalents:
The Company manages and controls certain cash and cash equivalent accounts until the balance is transferred to the centralized cash management pool as well as participates in the Parent's centralized cash management and financing programs. As part of these programs, cash on hand is swept or transferred to the Parent which is reflected in Parent Company Net Investment. The Company considers cash and cash equivalents to be cash on hand and highly liquid investments with original maturity dates of three months or less. Cash equivalents are carried at cost.

Environmental Solutions (A Business of Stericycle, Inc.)                    8

Exhibit 99.1

h)	Financial Instruments:
Our financial instruments consist of accounts receivable, accounts payable, and long-term debt. Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of accounts receivable. Credit risk on trade receivables is minimized as a result of the large size of our customer base. No single customer accounts for more than 10% of the Company’s accounts receivable balance as of December 31, 2019. We regularly assess our customer account balances and maintain allowance for potential credit losses.

i)	Property, Plant and Equipment:
Property, plant and equipment is stated at cost. Depreciation, which includes the depreciation of assets recorded under capital leases, is computed using the straight‐line method over the estimated useful lives of the assets as follows:

Building and improvements	2 to 30 years
Machinery and equipment	3 to 10 years
Vehicles	5 to 10 years
Office equipment and furniture	3 to 10 years
Software	3 to 5 years
Containers	5 years
Depreciation expense included in the Combined Statement of Loss was $8,733 for the year ended December 31, 2019.

j)	Capitalized Interest:
We capitalize interest incurred by Parent associated with projects under construction for the duration of the asset construction period. During the year ended December 31, 2019, we capitalized interest of $299. Financing decisions for ESOL are supported and funded by central Stericycle treasury operations utilizing a centralized cash management program.

k)	Goodwill and Other Identifiable Intangible Assets:
Goodwill represents the excess of the purchase price and related costs over the fair value assigned the net tangible and identifiable intangibles of businesses acquired.  Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives.

l)	Impairment of Long‐Lived Assets:

•
Property and Equipment and Intangible Assets (definite-lives), Net: Long-lived assets, such as property, plant and equipment and amortizing intangible assets are reviewed whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment of assets with definite-lives is generally determined by comparing projected undiscounted cash flows to be generated by the asset, or appropriate grouping of assets, to its carrying value. If an impairment is identified, a loss is recognized equal to the excess of the asset's carrying value over its fair value, and the cost basis is adjusted. Determining the extent of an impairment, if any, typically requires various estimates and assumptions including using management's judgment, cash flows directly attributable to the asset group, the useful life of the asset group and residual value, if any. When necessary, the Company uses internal cash flow estimates, quoted market prices, and appraisals as appropriate to determine fair value. Actual results could vary from these estimates. In addition, the remaining useful life of the impaired asset is revised, if necessary.

•
Intangible Assets (indefinite-lives), Net: Indefinite lived intangibles may be assessed using either a qualitative or quantitative approach. The qualitative approach first determines if it is more-likely-than-not that the fair value of the asset is less than the carrying value. If no such determination is made, then the impairment test is complete. If, however, it is determined that there is a likely impairment, a quantitative assessment must then be made. One determination on whether to use the qualitative approach is the time since the last quantitative approach. In the fourth quarter of 2019, the Company performed its annual impairment test on indefinite lived intangibles, other than goodwill, using the qualitative approach for certain assets and the quantitative approach for the remaining assets.

•
Goodwill: Goodwill is tested for impairment at least annually as of October 1 of each year, or more frequently if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value.

We use a quantitative approach to assess goodwill for impairment. The fair value of the ESOL reporting unit is calculated using the income approach (including discounted cash flows (“DCF”) and validated using a market approach

Environmental Solutions (A Business of Stericycle, Inc.)                    9

Exhibit 99.1

with the involvement of a third-party valuation specialist. The Company is comprised of a single reporting unit. The income approach uses expected future cash flows of the reporting unit and discounts those cash flows to present value. Expected future cash flows are calculated using management assumptions of growth rates, including long-term growth rates, capital expenditures, and cost efficiencies. Future acquisitions are not included in the expected future cash flows. We use a discount rate based on our Parent’s calculated weighted average cost of capital, which is adjusted for our size and specific risk premiums. The market approach compares the valuation multiples of similar companies to that of the ESOL reporting unit. We also utilized the expected transaction price for the sale of the ESOL business as corroborating evidence to the market approach updated through the balance sheet date. The fair value is then compared to its carrying value including goodwill. If the fair value is in excess of its carrying value, the related goodwill is not impaired. If the fair value is less than its carrying value, we recognize an impairment charge in the amount that the carrying value exceeds the fair value.
The goodwill impairment testing process involves the use of significant assumptions, estimates, and judgments, and is subject to inherent uncertainties and subjectivity in determination of the fair value of the reporting unit. Estimating a reporting unit's projected cash flows involves the use of significant assumptions, estimates and judgments with respect to numerous factors, including long-term growth rates, operating margin, including SG&A expense rates, working capital, capital expenditures, allocation of shared or corporate items, among other factors. These estimates are based on internal current operating plans and long-term forecasts for the ESOL reporting unit. These projected cash flow estimates are then discounted, which necessitates the selection of an appropriate discount rate. The discount rates selected reflect market-based estimates of the risks associated with the projected cash flows of the ESOL reporting unit and also include a Company specific risk premium. The market value comparisons of fair value require the selection of appropriate peer group companies.
Goodwill impairment charges may be recognized in future periods to the extent changes in factors or circumstances occur, including deterioration in the macro-economic environment, in our performance or our future projections.
For further discussion see Note 7 - Goodwill and Other Intangible Assets.

m)	Environmental Remediation Liabilities:
Our environmental remediation liabilities primarily include costs associated with remediating air, groundwater, surface water, and soil contamination and applicable legal costs. To estimate our ultimate liability at these sites, we evaluate several factors, including the nature and extent of contamination at each identified site, the required remediation methods, timing of expenditures, the apportionment of responsibility among the potentially responsible parties (“PRPs”), and the financial viability of those PRPs. We routinely review and evaluate sites that require remediation, considering whether we were an owner, operator, transporter, or generator at the site, the amount and type of waste hauled to the site, and the number of years we contracted with or owned the site. Next, we review the same information with respect to other named and unnamed PRPs. Estimates of the cost for the likely remediation are then either developed using our internal resources or by third-party environmental engineers or other service providers. For additional information, see Note 12 - Commitments and Contingencies.

n)	Insurance:
Our Parent has insurance plans for workers’ compensation, auto/fleet, property, and employee‐related health care benefits that are obtained using high deductible insurance policies. A third‐party administrator is used to process all such claims. We accrue these liabilities based upon the claim reserves established by the third-party administrator, operating under our oversight, at the end of each reporting period. Accruals include an estimate for claims incurred but not yet reported. Our workers’ compensation, auto/fleet, and employee-related health care benefit liability is based on our historical claims experience.

o)	Stock‐Based Compensation:
Our Parent maintains stock-based compensation plans under which it receives services from employees as consideration for equity instruments of the Parent. These Combined Financial Statements include both the expense of employees within the Company as well as expenses of the Parent that were allocated to the Company for stock-based compensation. These stock‐based compensation costs are measured at fair value. Expense is generally recognized on a straight‐line basis over the service period during which awards are expected to vest. We present stock‐based compensation expense within the Combined Statement of Loss based on the classification of the respective employees' cash compensation.

p)	Income Taxes:
Income taxes as presented herein attribute current and deferred income taxes of Stericycle to the Company’s standalone financial statements in a manner that is systematic and consistent with the asset and liability method prescribed by ASC

Environmental Solutions (A Business of Stericycle, Inc.)                    10

Exhibit 99.1

740. Accordingly, the Company's income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the standalone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a standalone enterprise. As a result, actual tax transactions included in the Consolidated Financial Statements of Stericycle may not be included in the separate Combined Financial Statements of the Company. Similarly, the tax treatment of certain items reflected in the separate Combined Financial Statements of the Company may not be reflected in the Consolidated Financial Statements and tax returns of Stericycle; therefore, such items as net operating losses, tax credit carryforwards, and valuation allowances may or may not exist in the standalone financial statements that may or may not exist in Stericycle's Consolidated Financial Statements.
We are subject to income taxes in the U.S. and Puerto Rico. We compute our provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. Significant judgments are required in order to determine the realizability of these deferred tax assets. In assessing the need for a valuation allowance, we evaluate all significant available positive and negative evidence, including historical operating results, estimates of future taxable income and the existence of prudent and feasible tax planning strategies. Changes in the expectations regarding the realization of deferred tax assets could materially impact income tax expense in future periods. Tax liabilities are recorded when, in management’s judgment, a tax position does not meet the more-likely-than-not threshold for recognition. For tax positions that meet the more-likely-than-not threshold, a tax liability may still be recorded depending on management’s assessment of how the tax position will ultimately be settled. The Company records interest and penalties on unrecognized tax benefits in the provision for income taxes. For further discussion, see Note 10 - Income Taxes.

q)	Leases:
The Business classifies leases at their inception as operating leases and may receive renewal or expansion options, rent holidays, and leasehold improvement or other incentives on certain lease agreements. The Business recognizes operating lease costs on a straight-line basis, taking into account adjustments for free or escalating rental payments and deferred payment terms. Additionally, lease incentives are accounted for as a reduction of lease costs over the lease term. Rent expense associated with operating lease obligations that relate to the delivery of our services is presented in Cost of revenues (“COR”) and the remaining is classified within SG&A on the Combined Statement of Loss. The Business excludes the portion of executory costs connected with the leased asset for the purposes of determining minimum lease payments under Accounting Standard Codification Topic 840, “Leases” (“ASC 840”).

r)	Parent Company Net Investment:
Parent Company Net Investment in the Combined Balance Sheet represents Stericycle’s net investment in ESOL and is presented in lieu of stockholders’ equity. The Statement of Parent Company Net Investment include net cash transfers between Stericycle and ESOL pursuant to the centralized cash management and other treasury-related functions performed by Stericycle. The Parent Company Net Investment account includes the settlement and net effect of transactions with and corporate allocations from Stericycle, including administrative expenses such as corporate finance, accounting and field shared services, information services, human resources, marketing, culture, corporate office, and other services. The net effect of other assets and liabilities and related income and expenses earlier recorded at corporate level pushed down to ESOL are also included in Parent Company Net Investment.
All transactions reflected in Parent Company Net Investment in the accompanying Combined Balance Sheet have been considered cash receipts and payments for purposes of the Combined Statement of Cash Flows and are reflected in financing activities in the accompanying Combined Statement of Cash Flows.
New Accounting Standards:
Adoption of New Accounting Standards
Stranded Tax Effects
In February 2018, the FASB issued Accounting Standards Update 2018-02, “Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income” (“ASU 2018-02”), which allows for stranded tax effects in accumulated other comprehensive income resulting from the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Act”) to be reclassified to retained earnings. ASU 2018-02 was effective for the Company on January 1, 2019. The adoption of ASU 2018-02 did not have a material impact on the Combined Financial Statements.

Environmental Solutions (A Business of Stericycle, Inc.)                    11

Exhibit 99.1

Stock Compensation
In June 2018, the FASB issued Accounting Standards Update 2018-07, “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). ASU 2018-07 extends the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 was effective for the Company on January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on the Combined Financial Statements.
Derivatives and Hedging
In August 2017, the FASB issued Accounting Standards Update No. 2017-12, “Derivatives and Hedging” (Topic 815): Targeted Improvements to Accounting for Hedging Activities” (“ASU 2017-12”). ASU 2017-12 amends the hedge accounting recognition and presentation requirements with the objective of improving the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements and enhance the transparency and understandability of hedge transactions. In addition, ASU 2017-12 makes improvements to simplify the application of the hedge accounting guidance. ASU 2017-12 was effective for the Company on January 1, 2019, and the adoption did not have a material impact on the Combined Financial Statements.
Accounting Standards Issued But Not Yet Adopted
Leases
In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The amended guidance, which is effective for the Company on January 1, 2021, requires the recognition of lease assets and lease liabilities on the balance sheet for those leases with terms in excess of 12 months and currently classified as operating leases. Disclosure of key information about leasing arrangements will also be required. The Company will elect the optional transition method which allows entities to continue to apply historical accounting guidance in the comparative periods presented in the year of adoption.
At transition, lessees and lessors may elect to apply a package of practical expedients permitting entities not to reassess: (i) whether any expired or existing contracts are or contain leases; (ii) lease classification for any expired or existing leases and (iii) whether initial direct costs for any expired or existing leases qualify for capitalization under the amended guidance. These practical expedients must be elected as a package and consistently applied. The Company will elect to apply the package of practical expedients upon adoption.
The Company has identified its leases or other contracts impacted by the new standard and is updating its business processes and related policies, systems, and controls to support recognition and disclosure under the new standard.
The Company is continuing to evaluate the impact of adopting this standard, including the right of use assets, primarily related to buildings and vehicles, which will be recorded for contracts that contain operating leases.
Financial Instrument Credit Losses
In June 2016, the FASB issued Accounting Standards Update No. 2016-13, “Financial Instruments - Credit Losses” (“ASU 2016-13”) associated with the measurement of credit losses on financial instruments. ASU 2016-13 replaces the current incurred loss impairment methodology of recognizing credit losses when a loss is probable, with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to assess credit loss estimates. The amended guidance is effective for us on January 1, 2023, with early adoption permitted. We are evaluating the impact on our Combined Financial Statements.
Implementation Costs Incurred in a Cloud Computing Arrangement
In August 2018, the FASB issued Accounting Standards Update No. 2018-15, “Goodwill and Other Intangibles- Internal Use Software - Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract” (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs for internal-use software. The accounting for any hosting contract is unchanged. ASU 2018-15 is effective for us on January 1, 2021, with early adoption permitted. We are evaluating the impact on our Combined Financial Statements.
Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued Accounting Standards Update 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 attempts to simplify aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for us on January 1, 2022. We are evaluating the impact on our Combined Financial Statements.

Environmental Solutions (A Business of Stericycle, Inc.)                    12

Exhibit 99.1

NOTE 4 ‐ RELATIONSHIP WITH PARENT AND RELATED ENTITIES
Allocation of Corporate Expenses
Historically, the Company has been managed and operated by, and with other affiliates of, Stericycle. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in these Combined Financial Statements. Charges for corporate functions and services historically provided to ESOL by Stericycle include costs associated with corporate finance, accounting and field shared services, information services, human resources, legal, marketing, culture, corporate office, and other services. If possible, the allocations were made on a specific identification basis. These costs are allocated to the Company based on direct usage/benefit.
Otherwise, the remainder of the costs were allocated to ESOL based on appropriate methods, depending on the nature of the expense to be allocated. Management believes the allocation methodologies are a reasonable reflection of the utilization of services provided to or the benefits received by the Company during the period presented. The expenses reflected in the accompanying Combined Financial Statements may not be indicative of expenses that will be incurred by the Company in the future.
Many of these expenses benefit multiple Stericycle subsidiaries, including ESOL, and are allocated to ESOL using methods based on proportionate formulas involving revenue, headcount, or other allocation methods that management believes are consistent and reasonable. Such costs include stock-based compensation, bonus, and workers’ compensation. For the year ended December 31, 2019, the allocated corporate and administrative stock-based compensation expense and Annual Incentive Performance program bonus expense was $1,605 and $266, respectively. The allocation of these expenses is based on proportionate net revenue which is considered reasonable for the applicable cost.
The allocation of corporate overhead costs from the Parent reflects consideration by management of the incremental overhead costs required to do business as a standalone entity. Allocations are based on the actual costs that have been incurred by the Parent in the historical consolidated financial results of the Parent. The allocated functional service expenses and general corporate expenses included in the Combined Statement of Loss was $35,174 for the year ended December 31, 2019.
Nevertheless, the Combined Financial Statements may not include all actual expenses that would have been incurred by the Company and may not reflect the combined results of operations, financial position, and cash flows had it been a standalone company during the years presented. Actual costs that would have been incurred if the Company had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.
Cash Management and Financing
ESOL participates in Stericycle’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems which are operated by Stericycle. Most cash receipts are transferred to centralized accounts that are maintained by Stericycle. As cash is disbursed and received by Stericycle, it is accounted for by ESOL through Parent Company Net Investment. Financing decisions for wholly and majority owned subsidiaries, including execution of ESOL-specific acquisition notes, is determined by central Stericycle treasury operations.
Cash is managed and controlled by the Company before it is transferred to the centralized cash management pool of the Parent. The debt and associated interest expense included in the Combined Balance Sheet reflect acquisition notes specifically attributable and legal obligations of the Company.
Accounts Receivables and Payables with Parent
Certain Stericycle customers receive services from both ESOL and HCS. Customer contracts for these services exist with two types of pricing structures: a transactional pricing basis directly attributable to the separate ESOL and/or HCS services provide to the customer at the time in which contract obligations are fulfilled or a fixed fee basis covering all HCS- and ESOL-related services within the scope of the contract.
HCS and ESOL have historically maintained an intercompany arrangement, whereby ESOL receives all revenue directly attributable to ESOL service rendered under the transaction-based contracts and a proportional distribution of the total fixed fee contract revenues, which is based on historical experience with fulfillment costs of the contract.
ESOL revenue pertaining to these services is invoiced centrally through the HCS billing system providing customers with a consolidated invoice from Stericycle. The portion of these HCS-billed receivables that pertain to ESOL revenue are reflected as third-party receivables in the Combined Balance Sheet due to the fact that the amounts represent ESOL revenue earned with a third-party customer rather than directly with its Parent or other Parent unit. The HCS-billed customer receivables included in

Environmental Solutions (A Business of Stericycle, Inc.)                    13

Exhibit 99.1

the Combined Balance Sheet was $9,799 at December 31, 2019. Revenue associated with these HCS-billings and reflected in the Combined Statement of Loss for the year ended December 31, 2019 was $69,550.
Contract acquisition costs that are directly attributable to sales representatives of ESOL services under HCS-billed contracts are included in Other current assets and Other assets on the Combined Balance Sheet as of December 31, 2019. Contract acquisition costs related to sales of other Stericycle services performed by HCS are not included in the Combined Balance Sheet as these costs are not attributable to ESOL.
With respect to payables with Parent, certain ESOL vendor costs are procured and paid through a centralized shared services function for which expenses are reflected in the Combined Statement of Loss and ESOL’s accounts payable and vendor accruals are reflected in the Combined Balance Sheet. These balances are reflected as third-party payables and accruals in the Combined Balance Sheet due to the fact that the amounts represent ESOL costs incurred with a third-party vendor rather than directly with its Parent or other Parent unit.
All other receivables and payables between ESOL and its non-ESOL businesses are deemed to be effectively settled at the time the transactions are consummated and have been accounted for through the Parent Company Net Investment account in the Combined Financial Statements. There are no purchases and sales between ESOL and other Stericycle businesses.

NOTE 5 ‐ REVENUES FROM CONTRACTS WITH CUSTOMERS
The Company provides regulated and compliance services, which includes the collection and processing of regulated and specialized waste for disposal. The associated activities for this is a series of distinct services that are substantially the same and have the same pattern of transfer over time; therefore, the respective services are treated as a single performance obligation.
Our customers typically enter into a contract for the provision of services on a regular and scheduled basis, e.g. weekly, monthly, or on an as needed basis over the contract term. Under the contract terms, the Company receives fees based on a monthly, quarterly, or annual rate or fees based on contractual rates depending upon measures including the volume, weight, and type of waste and number and size of bins collected.
Amounts are invoiced based on the terms of the underlying contract either on a regular basis, e.g., monthly or quarterly, or as services are performed and are generally due within a short period of time after invoicing based upon normal terms and conditions for our business type and the geography of the services performed.
Accounts receivable, less allowance for doubtful accounts, at December 31, 2019 consisted of the following items:

In thousands
2019
Invoiced, net of credit memos	$101,387
Earned but not invoiced	42,165
Allowance for doubtful accounts	(10,538)
Total	$133,014
Disaggregation of Revenues
The following table presents our revenues disaggregated by service for the year ended December 31, 2019.

In thousands
Year ended
December 31, 2019
Revenues by Service:
Manufacturing and industrial	$243,365
Retail	229,684
Other	95,538
Total	$568,587

Environmental Solutions (A Business of Stericycle, Inc.)                    14

Exhibit 99.1

Contract Acquisition Costs and Liabilities
We had $729 and $2,446 of contract acquisition costs, included in Other current assets and Other assets, respectively, on the Combined Balance Sheet as of December 31, 2019. During the year ended December 31, 2019, we amortized $639 of sales incentives to SG&A. Contract acquisition costs are amortized to SG&A over a weighted average life of 6 years. The contract liability at December 31, 2019 was $2,609, included in Other current liabilities on the Combined Balance Sheet as of December 31, 2019.

NOTE 6 ‐ PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment at December 31, 2019 consisted of the following:

In thousands
December 31, 2019
Land and improvements	$25,108
Building and improvements	44,627
Machinery and equipment	24,170
Vehicles	12,498
Containers	2,247
Office equipment and furniture	8,865
Software and Enterprise Resource Planning system	5,299
Construction in progress	3,164
Capitalized interest	744
Total property, plant & equipment	126,722
Less: accumulated depreciation	50,175
Property, plant and equipment, net	$76,547

Dallas Waste Water Treatment Facility. In July 2018, the Company’s waste water treatment facility in Dallas had its permit to discharge waste water into the sanitary sewer system revoked by the City of Dallas. As a result, the Company has employed third parties to dispose of the waste water from this facility, incurring incremental costs. The Company has taken several actions to attempt to reverse this decision and has so far been unsuccessful in being able to reconnect the discharge. The Company has also entered into negotiations with its customers and suppliers to attempt to mitigate or reduce some of these incremental costs.
In conjunction with these actions, the Company is considering strategic options for the facility and is evaluating the impact of these matters on future undiscounted estimated cash flows, which may result in the recognition of an impairment charge related to the long-lived assets associated with this facility. For the year ended December 31, 2019, revenues of $3,352 are included in the Combined Statement of Loss applicable to this facility. As of December 31, 2019, the net book value of property, plant, and equipment applicable to the facility included on the Combined Balance Sheet is approximately $1,190. There are no intangible assets associated with the facility included in the Combined Balance Sheet. Approximately 14 team members [unaudited] currently work at the site.

NOTE 7 ‐ GOODWILL AND OTHER INTANGIBLE ASSETS
Goodwill:
Goodwill is not amortized but it is subject to impairment testing at the reporting unit on an annual basis, or more often if events or circumstances indicate there may be impairment. We perform a goodwill impairment evaluation for our reporting unit annually. There was no impairment of goodwill during the period covered by these Combined Financial Statements because the estimated

Environmental Solutions (A Business of Stericycle, Inc.)                    15

Exhibit 99.1

fair value of the reporting unit exceeded its carrying value.

Other Intangible Assets:
At December 31, 2019 the values of other intangible assets were as follows:

In thousands
	2019
	Gross Carrying Amount	Accumulated Amortization	Net Value

Amortizable intangibles:
Customer relationships	$115,277	$(52,968)	$62,309
Covenants not‐to‐compete	1,434	(1,249)	185
Indefinite lived intangibles:
Operating permits	118,077	—	118,077
Total	$234,788	$(54,217)	$180,571

The changes in the carrying amount of intangible assets since January 1, 2019 were as follows:

In thousands
Total
Balance as of January 1, 2019	$189,713
Amortization during the year	(9,142)
Balance at December 31, 2019	$180,571

Our indefinite‐lived intangible assets include certain permits. We have determined that our permits have indefinite lives due to our ability to renew them with minimal additional cost, and therefore they are not amortized. We perform our annual impairment test as of October 1. In 2019, no impairment charges were recognized related to the permits.
Our finite‐lived intangible assets are amortized over their useful lives. We have determined that our customer relationships have useful lives ranging from 12 to 15 years and a weighted average remaining useful life of 8.10 years. We have non‐compete intangibles with useful lives ranging from 5 to 14 years and a weighted average remaining useful life of 3.74 years.
We evaluate the useful life of our intangible assets annually to determine whether events and circumstances warrant a revision to their remaining useful life and changes are reflected prospectively as the intangible asset is amortized over the revised remaining useful life.
During the year ended December 31, 2019, the aggregate intangible asset amortization expense was $9,142.
The estimated amortization expense for each of the next five years is as follows for the year ended December 31:

In thousands
2020	$9,044
2021	9,035
2022	8,687
2023	7,224
2024	5,719

Environmental Solutions (A Business of Stericycle, Inc.)                    16

Exhibit 99.1

NOTE 8 ‐ ACCRUED LIABILITIES AND OTHER LONG-TERM LIABILITIES
Accrued liabilities at December 31, 2019 consisted of the following items:

In thousands
2019
Accrued compensation	$6,963
Accrued health insurance	7,739
Accrued bonus	786
Accrued taxes	1,393
Accrued disposal and landfill	13,064
Current portion of environmental liabilities	3,394
Accrued transportation	2,426
Accrued liabilities - other	4,007
Total accrued liabilities	$39,772

Other long term liabilities at December 31, 2019 consisted of the following items:

In thousands
2019
Contingent consideration	$7,000
Other long term liabilities	449
Total other long term liabilities	$7,449

Contingent consideration represents amounts expected to be paid as part of acquisition consideration only if certain future events occur. We arrive at the fair value of contingent consideration by applying a weighted probability of potential payment outcomes. For further discussion of Contingent consideration, see Note 11 - Fair Value Measurement.

NOTE 9 ‐ DEBT
Long-term debt consisted of the following acquisition notes at December 31, 2019:

In thousands
2019
Acquisition notes weighted average rate of 1.71% and weighted average maturity of 0.94 years	$3,800
Less: current portion of total acquisition notes	3,320
Long-term portion of total acquisition notes	$480

Environmental Solutions (A Business of Stericycle, Inc.)                    17

Exhibit 99.1

Payments due on acquisition notes during each of the five years subsequent to December 31, 2019 are as follows:

In thousands
2020	$3,320
2021	120
2022	120
2023	120
2024	120
Total	$3,800

NOTE 10 ‐ INCOME TAXES
The Company’s income tax provision was prepared following the separate return method, which applies ASC 740 to the standalone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a standalone enterprise. Due to this treatment, tax transactions included in the Consolidated Financial Statements of the Parent may not be included in the separate Combined Financial Statements of the Company. Similarly, there may be certain tax treatments within the Combined Financial Statements of the Company which would not be found in the Consolidated Financial Statements and tax returns of the Parent. Examples of such items include net operating losses, tax credit carryforwards, and valuation allowances, which may or may not exist in the standalone financial statements but not in the Parent’s Consolidated Financial Statements.
Furthermore, the Combined Financial Statements do not reflect any amounts due to or due from the Parent for income tax related matters as it is assumed that all such amounts were settled on December 31 of each year.
The U.S. and international components of loss before income tax expense consisted of the following for the year ended December 31, 2019:

In thousands
2019
United States	$(4,080)
Foreign	5
Total loss before income taxes	$(4,075)
Significant components of our income tax benefit (expense) for the year ended December 31, 2019 are as follows:

Environmental Solutions (A Business of Stericycle, Inc.)                    18

Exhibit 99.1

In thousands
2019
Current
United States - federal	$—
United States - state and local	397
Foreign	4
$401

Deferred
United States - federal	(40)
United States - state and local	48
Foreign	—
8
Total income tax expense	$409

A reconciliation of the income tax provision computed at the federal statutory rate to the effective tax rate for the year ended December 31, 2019 is as follows:

In thousands
2019
Federal statutory income tax rate	21.00%
Effect of:
State and local taxes, net of federal tax effect	-8.60%
Meals and entertainment	-7.70%
Fines and penalties	-13.30%
Employee tax credits	-1.40%
Foreign tax rates	-0.04%
Effective tax rate	-10.04%

Our deferred tax liabilities and assets at December 31, 2019 were as follows:

In thousands
2019
Deferred tax liabilities:
Fixed assets	$(131)
Intangibles	(42,930)
Total deferred tax liabilities	(43,061)
Deferred tax assets:
Net operating loss carryforward	6,193
Bad debt allowance	3,820
Environmental reserves	7,982
Other	2,593
Total deferred tax assets	20,588
Net deferred tax liabilities	$(22,473)

Environmental Solutions (A Business of Stericycle, Inc.)                    19

Exhibit 99.1

At December 31, 2019, the Company had federal operating loss carryforwards of $26,523. The federal losses begin to expire in 2033. The tax benefit of these net operating losses is approximately $5,570 at December 31, 2019. At December 31, 2019, the Company had state net operating loss carryforwards of $11,401. The state losses begin to expire in 2024.
The Company files federal and state income tax returns in the U.S. and in Puerto Rico. In Puerto Rico, the Company is no longer subject to income tax examinations by tax authorities for years prior to 2015. The U.S. Internal Revenue Service has completed its audit of our 2014 corporate income tax return and made no changes to our reported tax.
The Company has not recognized any liabilities for unrecognized tax benefits at December 31, 2019. Such unrecognized tax benefits would relate to additional taxes that the Company may be required to pay in various tax jurisdictions. During the course of examinations by various taxing authorities, proposed adjustments may be asserted. The Company evaluates such items on a case-by-case basis and adjusts the accrual for uncertain tax positions as deemed necessary. Although the Company records interest and penalties on unrecognized tax benefits in the provision for income taxes, there were no amounts recorded as of December 31, 2019.

NOTE 11 ‐ FAIR VALUE MEASUREMENT
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:
Level 1 - Quoted prices in active markets for identical assets or liabilities.
Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.
Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels. The impact of our creditworthiness and non-performance risk has been considered in the fair value measurements noted below. There were no movements of items between fair value hierarchies.
Our contingent consideration liabilities are recorded using Level 3 inputs and $7,000 were classified in Other liabilities as of December 31, 2019. Contingent consideration represents amounts expected to be paid as part of acquisition consideration only if certain future events occur. These events are usually targets for revenues, earnings, or other milestones related to the business acquired. We arrive at the fair value of contingent consideration by applying a weighted probability of potential payment outcomes. The calculation of these potential outcomes is dependent on both past financial performance and management assumptions about future performance.
If the financial performance measures were all fully met, our maximum aggregate liability would be $8,055 at December 31, 2019. Contingent consideration liabilities are reassessed each reporting period and are reflected on the Combined Balance Sheets as part of Other current liabilities and Other liabilities, as applicable.
There were no changes to contingent consideration during the year ended December 31, 2019.
Fair Value of Debt: At December 31, 2019, the fair value of the Company’s debt obligations was estimated, using Level 2 inputs, at $3,807 compared to a carrying amount of $3,800. The fair values were estimated using an income approach by applying market interest rates for comparable instruments.

Environmental Solutions (A Business of Stericycle, Inc.)                    20

Exhibit 99.1

Accounts receivable, accounts payable, and accrued liabilities are financial assets and liabilities, respectively, with carrying values that approximate fair value, because of the short maturity of these instruments.

NOTE 12 ‐ COMMITMENTS AND CONTINGENCIES
Environmental Remediation Liabilities:
We record a liability for environmental remediation when such liability becomes probable and the costs or damages can be reasonably estimated. We accrue environmental remediation costs, on an undiscounted basis, associated with identified sites where an assessment has indicated that cleanup costs are probable and can be reasonably estimated, but the timing of such payments is not fixed and determinable. Such accruals are based on currently available information, estimated timing of remedial actions, existing technology, and enacted laws and regulations. Our liability for environmental remediation is included on the Combined Balance Sheet within Accrued liabilities and Long-term environmental liabilities.
At December 31, 2019, the total environmental remediation liabilities recognized were $28,211, of which $3,394 were presented in Accrued liabilities on the Combined Balance Sheet. We project estimated payments over approximately 30 years.

Operating Lease Commitments:
We lease various plant equipment, office furniture and equipment, motor vehicles, and office and warehouse space under operating lease agreements. Our leases have varying terms. The leases may contain renewal or purchase options, escalation clauses, restrictions, penalties, or other obligations that we consider in determining minimum lease payments.
During the year ended December 31, 2019, rent expense, including lease related costs, month-to-month rentals and leases with an initial term of less than one year, was $37,485, of which $36,776 was included within COR with the remainder included in SG&A on the accompanying Combined Statement of Loss.
Minimum future rental payments under non‐cancelable operating leases that have initial or remaining terms in excess of one year at December 31, 2019 (including leases with an inception date but not yet commenced) for each of the next five years and in the aggregate are as follows:

In thousands
2020	$12,044
2021	9,510
2022	7,281
2023	5,608
2024	4,044
Thereafter	4622
Total	$43,109
Surety Bonds:
As of December 31, 2019, we had $44,659 of surety bonds. The surety bonds are used for performance and financial guarantees.

NOTE 13 ‐ RETIREMENT AND OTHER EMPLOYEE BENEFIT PROGRAMS
The Parent has a 401(k) defined contribution retirement savings plans (the “Plan”) covering substantially all domestic employees. Each participant may elect to defer a portion of his or her compensation subject to certain limitations. The Company may contribute up to 50% of compensation contributed to the Plan by each employee up to a maximum of $3 per annum. The Company’s allocation for the contribution made by the Parent based on headcount was $1,918 for the year ended December

Environmental Solutions (A Business of Stericycle, Inc.)                    21

Exhibit 99.1

31, 2019.

NOTE 14 ‐ STOCK BASED COMPENSATION
Certain of the Company’s employees participate in stock-based compensation plans sponsored by Parent. Parent’s stock-based compensation plans include incentive compensation plans and an employee stock purchase plan. All awards granted under the plans are based on Parent’s common shares and, as such, are reflected in Parent’s Consolidated Statement of Stockholders’ Equity and not in the Company’s Combined Statement of Parent Company Net Investment. Stock-based compensation expense includes expense attributable to the Company based on the awards and terms previously granted to the Company’s employees and an allocation of Parent’s corporate and shared functional employee expenses.
The Company recognized stock-based compensation expense of $2,607 for the year ended December 31, 2019.
Stock-based compensation expense includes an allocation of Parent’s corporate and shared functional employee expenses of $1,605 for the year ended December 31, 2019.

NOTE 15 ‐ LEGAL PROCEEDINGS
We operate in a highly regulated industry and must deal with regulatory inquiries or investigations from time to time that may be initiated for a variety of reasons. At any given time, the Company has matters at various stages of resolution with the applicable government authorities. We are also routinely involved in actual or threatened legal actions, including those involving alleged personal injuries and commercial, employment, environmental, tax, and other issues. The outcomes of these matters are not within the Company’s complete control and may not be known for prolonged periods of time. In some actions, claimants seek damages, as well as other relief, including injunctive relief that could require significant expenditures or result in lost revenue.
In accordance with applicable accounting standards, the Company establishes an accrued liability for loss contingencies related to legal and regulatory matters when the loss is both probable and reasonably estimable. If the reasonable estimate of a probable loss is a range, and no amount within the range is a better estimate than any other, the minimum amount of the range is accrued. If a loss is not probable or a probable loss is not reasonably estimable, no liability is recorded. When determining the estimated loss or range of loss, significant judgment is required to estimate the amount and timing of a loss to be recorded. These accruals represent management's best estimate of probable losses and, in such cases, there may be an exposure to loss in excess of the amounts accrued. Estimates of probable losses resulting from litigation and regulatory proceedings are difficult to predict. Legal and regulatory matters inherently involve significant uncertainties based on, among other factors, the jurisdiction and stage of the proceedings, developments in the applicable facts or law, and the unpredictability of the ultimate determination of the merits of any claim, any defenses the Company may assert against that claim and the amount of any damages that may be awarded. The Company's accrued liabilities for loss contingencies related to legal and regulatory matters may change in the future as a result of new developments, including, but not limited to, the occurrence of new legal matters, changes in the law or regulatory environment, adverse or favorable rulings, newly discovered facts relevant to the matter, or changes in the strategy for the matter. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.
Environmental and Regulatory Matters. The ESOL business is regulated by federal, state, and local laws enacted to regulate the discharge of materials into the environment, the generation, transportation, and disposal of waste, the cleanup of contaminated soil and groundwater, and the protection of the environment. Because of the highly regulated nature of this business, we frequently become a party to legal or administrative proceedings involving various governmental authorities and other interested parties. The issues involved in these proceedings generally relate to alleged violations of existing permits and licenses or alleged responsibility under federal or state Superfund laws to remediate contamination at properties owned either by us or by other parties to which either we or the prior owners of certain of its facilities shipped wastes. From time to time, we may be subject to fines or penalties in regulatory proceedings relating primarily to waste treatment, storage, or disposal facilities.
Tacoma, Washington. On October 7, 2019, the State of Washington Department of Ecology (“Washington Ecology”) issued an Administrative Order alleging violations of Washington regulations and the facility operating permit for our hazardous waste facility in Tacoma, Washington during 2018 and ordering compliance with Chapter 70.105 Revised Code of Washington, Hazardous Waste Management Act, Chapter 173-303 Washington Administrative code, Dangerous Waste Regulations, and Dangerous Waste Management Facility Permit WAD020257945 effective March 22, 2012. The Administrative Order identified certain alleged

Environmental Solutions (A Business of Stericycle, Inc.)                    22

Exhibit 99.1

violations and associated corrective actions for the Tacoma Facility to take upon receipt of the Order. Washington Ecology also issued an associated Notice of Penalty, assessing a fine of $1,900.
On November 5, 2019, the Company appealed the fine to the state Pollution Control Hearings Board. A hearing on that appeal is scheduled to take place in November 2020. Washington Ecology has also notified the Company of additional alleged violations subsequent to those included in the Notice of Penalty described above. The Company has engaged in negotiations with Washington Ecology to resolve all of these matters. If they cannot be resolved through settlement, the Company intends to vigorously defend itself against these allegations. On May 18, 2020, the Company and Washington Ecology entered into a settlement agreement under which the Company will pay $2,156 in settlement of the appeal of the Notice of Penalty and all other violations alleged or self-reported prior to the effectiveness of the settlement. On May 19, 2020, the proceedings were dismissed upon joint motion of the parties in view of the settlement.

The Company has accrued its estimate of the probable loss for these collective matters, which is not material.
Rancho Cordova, California. On June 25 and 26, 2018, the California Department of Toxic Substances Control (“DTSC”) conducted a Compliance Enforcement Inspection of the Company’s Domestic Environmental Solutions facility in Rancho Cordova, California. On February 14, 2020, DTSC filed an action in the Superior Court for the State of California, Sacramento Division, alleging violations of California’s Hazardous Waste Control Law and the facility’s hazardous waste permit arising from the inspection. That action is ongoing.

Separately, on August 15, 2019, the Company received from DTSC a written Intent to Deny Hazardous Waste Facility Permit application for the Rancho Cordova Facility. A public hearing was held on September 22, 2019, and the public comment period closed on October 25, 2019. The Company entered a written submission as part of that process. Next, DTSC will issue a final permit decision. If DTSC were to deny the permit renewal, the Company has the right to file an administrative appeal.
The Company has not accrued any amounts in respect of these alleged violations and cannot estimate the reasonably possible loss or the range of reasonably possible losses that it may incur. The Company is unable to make such an estimate because (i) litigation is by its nature uncertain and unpredictable and (ii) in the Company’s judgment, the factual and legal allegations asserted by plaintiffs are sufficiently unique that it is unable to identify other proceedings with circumstances sufficiently comparable to provide guidance in making estimates.
DEA Investigation - Rancho Cordova, California and Indianapolis, Indiana. On February 11, 2020, the Company received an administrative subpoena from the Drug Enforcement Administration (“DEA”), which executed a search warrant at the Rancho Cordova facility and an administrative inspection warrant at the Company’s facility in Indianapolis, Indiana for materials related to the Domestic Environmental Solutions business of shipping and destroying controlled substances. On that same day, agents from the DTSC executed a separate search warrant at the Rancho Cordova facility. The Company is cooperating fully with the DEA and DTSC in response to their investigations, including with the government’s activity at the Company’s Rancho Cordova and Indianapolis facilities.
The Company has not accrued any amounts in respect of these investigations and cannot estimate the reasonably possible loss or the range of reasonably possible losses that it may incur. The Company is unable to make such an estimate because (i) litigation is by its nature uncertain and unpredictable and (ii) in the Company’s judgment, the factual and legal allegations asserted by plaintiffs are sufficiently unique that it is unable to identify other proceedings with circumstances sufficiently comparable to provide guidance in making estimates.
The Company intends to vigorously defend itself against these allegations and actions.

NOTE 16 ‐ SUBSEQUENT EVENTS
The Company has evaluated events and transactions for potential recognition or disclosure through May 27, 2020, the date these Combined Financial Statements were available to be issued.
Beginning in March 2020, overall global economic conditions have been significantly impacted by the COVID-19 coronavirus pandemic. The initial impact of the COVID-19 coronavirus pandemic on the Company varied by end market and local conditions (including applicable government mandates). The ultimate duration and impact of the COVID-19 coronavirus pandemic on the Company and its customers' operations is presently unclear, though the Company continues to operate as a provider of certain essential services in U.S. The Company has taken significant and proactive actions to protect all stakeholders and to minimize the operational and financial impacts of the COVID-19 coronavirus pandemic. Work safety and flexibility measures have been

Environmental Solutions (A Business of Stericycle, Inc.)                    23

Exhibit 99.1

implemented as the Company strives to keep facilities operational. In addition, the Company is also focused on actions to adjust its cost structure, reduce capital and operating expenditures, and to preserve its financial flexibility and liquidity position.
The United States enacted the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the Coronavirus outbreak, which among other things contains numerous income tax provisions. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The Company is currently evaluating the impact of the CARES Act on its combined financial position, results of operations, and cash flows.
The accompanying combined financial statements as of and for the year ended December 31, 2019 do not reflect the effects of these subsequent events.

Environmental Solutions (A Business of Stericycle, Inc.)                    24